Exhibit 23.1

KPMG Certified Auditors S.A.

44, Syngrou Avenue

117 42 Athens, Greece

Telephone     +30 210 6062100

Fax     +30 210 6062111

Email:     info@kpmg.gr

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2024, with respect to the consolidated financial statements of GDEV Inc. included herein dated April 29, 2024, and to the reference to our firm under the heading “Experts” in the prospectus supplement.

/s/ KPMG Certified Auditors S.A

Athens, Greece
April 29, 2024